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                                                                    Exhibit 23.1
                                                                    ------------




                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts," "Tax and Accounting Treatment of the Merger," "Conditions of the Merger," and "Accounting Treatment of the Merger" in the Registration Statement (Form S-4, No. 33-62527) and related Prospectus of The Duriron Company, Inc. for the registration of 6,458,558 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 1995, with respect to the consolidated financial statements and schedules of The Duriron Company, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                           ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Dayton, Ohio
October 25, 1995